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E. I. du Pont de Nemours and Company

                           PROXY/VOTING INSTRUCTIONS
                     E. I. DU PONT DE NEMOURS AND COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. J. Crawford, C. O. Holliday, Jr., and C.M. Vest, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 1999, and adjournment thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given.

As described on page 1 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in the employees savings and stock ownership plans. A trustee for these plans will vote these shares as directed provided your voting instruction is received by April 22, 1999. A trustee for the employee savings plans may vote in its discretion all shares held in these plans for which no voting instructions are received. Shares held through the Conoco Employee Stock Ownership Plan will be voted for you only if you give voting instructions. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot.

                   The Board of Directors Recommends a Vote:
                        "FOR" all Nominees for Director
                               "FOR" Proposal 2
                       "AGAINST" Proposals 3,4,5, and 6
________________________________________________________________________________

Check this box to vote all proposals in accordance with the recommendations of the Board of Directors [ ]

The Board Of Directors Recommends a Vote "FOR" all Nominees for Directors

                         For All Nominees           Withhold
                         Except As Noted            As To All
                         Below                      Nominees

1. Election of Directors [ ]                        [ ]

Check the box for the director(s) from whom you wish to withhold your vote

[ ]C. J. Crawford   [ ]L. C. Duemling           [ ]A.W. Dunham

[ ]E. B. du Pont    [ ]C. O. Holliday, Jr.      [ ]L. D. Juliber

[ ]W. K. Reilly     [ ]H. R. Sharp, III         [ ]C. M. Vest

[ ]G. Watanabe      [ ]S. I. Weill              [ ]E. S. Woolard, Jr.
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The Board of Directors Recommends a Vote "FOR" Proposal 2

                                        For     Against     Abstain
2. On Independent Accountants           [ ]       [ ]         [ ]

The Board of Directors Recommends a Vote "Against" Proposals 3,4,5 and 6

                                        For     Against     Abstain
3. On Annual Meeting Location           [ ]       [ ]         [ ]

                                        For     Against     Abstain
4. On Executive Compensation            [ ]       [ ]         [ ]

                                        For     Against     Abstain
5. On Committee Membership              [ ]       [ ]         [ ]

                                        For     Against     Abstain
6. On Board Composition                 [ ]       [ ]         [ ]

________________________________________________________________________________
Check the box for the options which apply to you.

        [ ]Send Annual Meeting Ticket
        [ ]Discontinue Annual Report Mailings for this Account

To submit your vote please click the button below
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                        Submit Your Vote
________________________________________________________________________________


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